UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 15, 2013

SEACOR Holdings Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12289	13-3542736
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Eller Drive, Fort Lauderdale, Florida	33316
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(954) 523-2200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction  A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On February 15, 2013, SEACOR Holdings Inc. (the “Company”) issued a press release announcing an adjustment to the conversion rate of its 2.50% convertible senior notes due 2027 (the “notes”) in connection with its distribution of all of the outstanding shares of common stock of its subsidiary, Era Group Inc. on January 31, 2013 (the “spin-off”).  The ex-dividend date for the spin-off was February 1, 2013.  As a result of the spin-off, the conversion rate on the notes was adjusted to 12.0015 from 9.2089 shares of the Company's common stock per $1,000 principal amount of the notes.  The adjusted conversion rate is equivalent to an adjusted conversion price of approximately $83.32 per share, compared to the prior price of approximately $108.59 per share.

A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	Press release issued on February 15, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOR Holdings Inc.

By:      /s/ Richard J. Ryan
Name:     Richard J. Ryan

Title:	Senior Vice President and Chief Financial Officer

Date:  February 15, 2013

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued on February 15, 2013